Exhibit 10.26

AMENDMENT FOR PENSION PROTECTION ACT AND HEART ACT
ADVANCEPIERRE FOODS INC. 401(K) RETIREMENT PLAN

ARTICLE I
PREAMBLE

1.1                               Effective date of Amendment. The Employer adopts this Amendment to the Plan to reflect recent law changes. This Amendment is effective as indicated below for the respective provisions.

1.2                               Superseding of inconsistent provisions. This Amendment supersedes the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Amendment.

1.3                               Employer’s election. The Employer adopts all the default provisions of this Amendment except as otherwise elected in Article II.

1.4                               Construction. Except as otherwise provided in this Amendment, any reference to “Section” in this Amendment refers only to sections within this Amendment, and is not a reference to the Plan. The Article and Section numbering in this Amendment is solely for purposes of this Amendment, and does not relate to any Plan article, section or other numbering designations.

1.5                               Effect of restatement of Plan. If the Employer restates the Plan, then this Amendment shall remain in effect after such restatement unless the provisions in this Amendment are restated or otherwise become obsolete (e.g., if the Plan is restated onto a plan document which incorporates PPA provisions).

ARTICLE II
EMPLOYER ELECTIONS

The Employer only needs to complete the questions in Sections 2.2 through 2.7 below in order to override the default provisions set forth below.

2.1                               Default Provisions. Unless the Employer elects otherwise in this Article, the following defaults will apply:

a.                                      If the Plan has a vesting schedule for nonelective contributions that does not meet the Pension Protection Act of 2006 (PPA), then the vesting schedule for any Employer nonelective contributions for Participants who complete an Hour of Service in a Plan Year beginning after December 31, 2006, will be the schedule below. Such schedule will apply to all nonelective contributions, even those made prior to January 1, 2007.

If the Plan has a 7-year graded vesting schedule, then the vesting schedule will be a 6-year graded schedule (20% after 2 years of vesting service and an additional 20% for each year thereafter).

If the Plan has a 5-year cliff vesting schedule, then nonelective contributions will be nonforfeitable upon the completion of 3 years of vesting service.

b.                                      Nonspousal beneficiary rollovers are allowed effective for distributions made after 12/31/06.

c.                                       Hardship distributions for expenses of a beneficiary are not allowed.

d.                                      The option to permit in-service distributions at age 62 (with respect to amounts attributable to a money purchase pension plan, target benefit plan, or any other defined contribution plan that has received a transfer of assets from a pension plan) is not adopted.

e.                                       Qualified Reservist Distributions are not allowed.

f.                                        Continued benefit accruals pursuant to the Heroes Earnings Assistance and Relief Tax Act of 2008 (HEART Act) are not provided.

2.2                               Vesting (Article III). The default vesting schedule applies unless a. is elected below.

a.  ☐                    In lieu of the above default vesting provisions, the employer elects the following schedule:

1.  ☐                    3 year cliff (a Participant’s accrued benefit derived from employer nonelective contributions is nonforfeitable upon the Participant’s completion of three years of vesting service).

2.  ☐                    6 year graded schedule (20% after 2 years of vesting service and an additional 20% for each year thereafter).

3.  ☐                    Other (must be at least as liberal as 1. or 2. above at each point in time):

Years of vesting service	Nonforfeitable percentage
%
%
%
%
%

The vesting schedule set forth herein only applies to Participants who complete an Hour of Service in a Plan Year beginning after December 31, 2006, and, unless b. is elected below, applies to all nonelective contributions subject to a vesting schedule.

b.  ☐                    The vesting schedule will only apply to nonelective contributions made in Plan Years beginning after December 31, 2006 (the prior schedule will apply to nonelective contributions made in prior Plan Years).

2.3                               Non-spousal rollovers (Article VII). Non-spousal rollovers are allowed after December 31, 2006 unless a. is elected below (Article VII provides that such distributions are always allowed after December 31, 2009):

a.  ☐                    Use the following instead of the default (select one):

1.  ☐                    Non-spousal rollovers are not allowed.

2.  ☐                    Non-spousal rollovers are allowed effective                (not earlier than January 1, 2007 and not later than January 1, 2010).

2.4                               Hardships (Article VIII). Hardship distributions for expenses of beneficiaries will not be allowed unless elected below:

a.  ☐                    Hardship distributions are allowed for beneficiary expenses (See IRS Notice 2007-7) (applies only for 401(k) or profit sharing plans that allow hardship distributions) effective as of August 17, 2006 unless another date is elected below:

1.  ☐                                   (may not be earlier than August 17, 2006).

2.5                               In-service distributions (Article IX). In-service distributions at age 62 will not be allowed (except as otherwise permitted under the Plan without regard to this Amendment) unless elected below:

a.  ☐                    In-service distributions will be allowed for Participants at age 62 (generally applies only for money purchase (including target benefit) plans, but may apply to any other defined contribution plans that have received a transfer of assets from a pension plan) effective as of the first day of the 2007 Plan Year unless another date is elected below:

1.  ☐                                   (may not be earlier than the first day of the 2007 Plan Year).

AND, the following limitations apply to in-service distributions:

2.  ☐                    The Plan already provides for in-service distributions and the restrictions set forth in the Plan (e.g., minimum amount of distributions or frequency of distributions) are applicable to in-service distributions at age 62.

3.  ☐                    N/A. No limitations.

4.  ☐                    The following elections apply to in-service distributions at age 62 (select all that apply):

a.  ☐                    The minimum amount of a distribution is $            (may not exceed $1,000).

b.  ☐                    No more than             distribution(s) may be made to a Participant during a Plan Year.

c.  ☐                     Distributions may only be made from accounts which are fully Vested.

d.  ☐                    In-service distributions may be made subject to the following provisions:                             (must be definitely determinable and not subject to discretion).

2.6                               Qualified Reservist Distributions (Article X). Qualified Reservist distributions will not be allowed unless elected below:

a.  ☒                  Qualified Reservist Distributions are allowed effective as of January 1, 2012 (may not be earlier than September 12, 2001).

2.7                               Continued benefit accruals (Article XV). Continued benefit accruals for the Heart Act (Amendment Section 15.2) will not apply unless elected below:

a.  ☐                    The provisions of Amendment Section 15.2 apply.

ARTICLE III
NONELECTIVE CONTRIBUTION VESTING

3.1                               Applicability. This Article applies to Participants who complete an Hour of Service in a Plan Year beginning after December 31, 2006, with respect to accrued benefits derived from employer nonelective contributions made in Plan Years beginning after December 31, 2006. Unless otherwise elected by the employer in Amendment Section 2.2 above, this Article also will apply to all nonelective contributions subject to a vesting schedule, including nonelective contributions allocated under the Plan terms as of a date in a Plan Year beginning before January 1, 2007.

3.2                               Vesting schedule. A Participant’s accrued benefit derived from employer nonelective contributions vests as provided in Amendment Section 2.1.a, or if applicable, Amendment Section 2.2.

ARTICLE IV
PARTICIPANT DISTRIBUTION NOTIFICATION

4.1                               180-day notification period. For any distribution notice issued in Plan Years beginning after December 31, 2006, any reference to the 90-day maximum notice period prior to distribution in applying the notice requirements of Code §§402(f) (the rollover notice), 411(a)(11) (Participant’s consent to distribution), and 417 (notice under the joint and survivor annuity rules) will become 180 days.

4.2                               Notice of right to defer distribution. For any distribution notice issued in Plan Years beginning after December 31, 2006, the description of a Participant’s right, if any, to defer receipt of a distribution also will describe the consequences of failing to defer receipt of the distribution. For notices issued before the 90th day after the issuance of Treasury regulations (unless future Revenue Service guidance otherwise requires), the notice will include: (i) a description indicating the investment options available under the Plan (including fees) that will be available if the Participant defers distribution; and (ii) the portion of the summary plan description that contains any special rules that might affect materially a Participant’s decision to defer.

ARTICLE V
ROLLOVER OF AFTER-TAX/ROTH AMOUNTS

5.1                               Direct rollover to qualified plan/403(b) plan. For taxable years beginning after December 31, 2006, a Participant may elect to transfer employee (after-tax) or Roth elective deferral contributions by means of a direct rollover to a qualified plan or to a 403(b) plan that agrees to account separately for amounts so transferred, including accounting separately for the portion of such distribution which is includible in gross income and the portion of such distribution which is not includible in gross income.

ARTICLE VI
DIVESTMENT OF EMPLOYER SECURITIES

6.1                               Rule applicable to elective deferrals and employee contributions. For Plan Years beginning after December 31, 2006, if any portion of the account of a Participant (including, for purposes of this Article VI, a beneficiary entitled to exercise the rights of a Participant) attributable to elective deferrals or employee contributions is invested in publicly-traded Employer securities, the Participant may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 6.3.

6.2                               Rule applicable to Employer contributions. If any portion of a Participant’s account attributable to nonelective or matching contributions is invested in publicly-traded Employer securities, then a Participant who has completed at least 3 years of vesting service, or a beneficiary of any deceased Participant entitled to exercise the right of a Participant, may elect to direct the Plan to divest any such securities, and to reinvest an equivalent amount in other investment options which satisfy the requirements of Section 6.3.

a.                                      Three-year phase-in applicable to Employer contributions. For Employer securities acquired with nonelective or matching contributions during a Plan Year beginning before January 1, 2007, the rule described in this Section 6.2 only applies to the percentage of the Employer securities (applied separately for each class of securities) as follows:

Plan Year	Percentage
2007	33
2008	66
2009	100

b.                                      Exception to phase-in for certain age 55 Participants. The 3-year phase-in rule of Section 6.2.a does not apply to a Participant who has attained age 55 and who has completed at least 3 years of service before the first Plan Year beginning after December 31, 2005.

6.3                               Investment options. For purposes of this Article VI, other investment options must include not less than 3 investment options, other than Employer securities, to which the Participant may direct the proceeds of divestment of Employer securities required by this Article VI, each of which options is diversified and has materially different risk and return characteristics. The Plan must provide reasonable divestment and reinvestment opportunities at least quarterly. Except as provided in regulations, the Plan may not impose restrictions or conditions on the investment of Employer securities which the Plan does not impose on the investment of other Plan assets, other than restrictions or conditions imposed by reason of the application of securities laws or a condition permitted under IRS Notice 2006-107 or other applicable guidance.

6.4                               Exceptions for certain plans. This Article VI does not apply to a one-participant plan, as defined in Code §401(a)(35)(E)(iv), or to an employee stock ownership plan (“ESOP”) if: (i) there are no contributions to the ESOP (or related earnings) attributable to elective deferrals or matching contributions; and (ii) the ESOP is a separate plan, for purposes of Code §414(I), from any other defined benefit plan or defined contribution plan maintained by the same employer or employers.

6.5                               Treatment as publicly traded Employer securities. Except as provided in Treasury regulations or in Code §401(a)(35)(F)(ii) (relating to certain controlled groups), a plan holding Employer securities which are not publicly traded Employer securities is treated as holding publicly traded Employer securities if any Employer corporation, or any member of a controlled group of corporations which includes such Employer corporation (as defined in Code §401(a)(35)(F)(iii)) has issued a class of stock which is a publicly traded Employer security.

ARTICLE VII
DIRECT ROLLOVER OF NON-SPOUSAL DISTRIBUTION

7.1                               Non-spouse beneficiary rollover right. For distributions after December 31, 2009, and unless otherwise elected in Section 2.3 of this Amendment, for distributions after December 31, 2006, a non-spouse beneficiary who is a “designated beneficiary” under Code §401(a)(9)(E) and the regulations thereunder, by a direct trustee-to-trustee transfer (“direct rollover”), may roll over all or any portion of his or her distribution to an individual retirement account the beneficiary establishes for purposes of receiving the distribution. In order to be able to roll over the distribution, the distribution otherwise must satisfy the definition of an eligible rollover distribution.

7.2                               Certain requirements not applicable. Although a non-spouse beneficiary may roll over directly a distribution as provided in Section 7.1, any distribution made prior to January 1, 2010 is not subject to the direct rollover requirements of Code §401(a)(31) (including Code §401(a)(31)(B), the notice requirements of Code §402(f) or the mandatory withholding requirements of Code §3405(c)). If a non-spouse beneficiary receives a distribution from the Plan, the distribution is not eligible for a “60-day” rollover.

7.3                               Trust beneficiary. If the Participant’s named beneficiary is a trust, the Plan may make a direct rollover to an individual retirement account on behalf of the trust, provided the trust satisfies the requirements to be a designated beneficiary within the meaning of Code §401(a)(9)(E).

7.4                               Required minimum distributions not eligible for rollover. A non-spouse beneficiary may not roll over an amount which is a required minimum distribution, as determined under applicable Treasury regulations and other Revenue Service guidance. If the Participant dies before his or her required beginning date and the non-spouse beneficiary rolls over to an IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treas. Reg. §1.401(a)(9)-3, A-4(c), in determining the required minimum distributions from the IRA that receives the non-spouse beneficiary’s distribution.

ARTICLE VIII
DISTRIBUTION BASED ON BENEFICIARY HARDSHIP

8.1                               Beneficiary-based distribution. If elected in Amendment Section 2.4.a, then beginning as of the date specified in such Section, a Participant’s hardship event, for purposes of the Plan’s safe harbor hardship distribution provisions pursuant to Treas. Reg. §1.401(k)-1(d)(3)(iii)(B), includes an immediate and heavy financial need of the Participant’s primary beneficiary under the Plan, that would constitute a hardship event if it occurred with respect to the Participant’s spouse or dependent as defined under Code §152 (such hardship events being limited to educational expenses, funeral expenses and certain medical expenses). For purposes of this Article, a Participant’s “primary beneficiary under the Plan” is an individual who is named as a beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s account balance under the Plan upon the Participant’s death.

ARTICLE IX
IN-SERVICE PENSION DISTRIBUTIONS

9.1                               Age 62 distributions. If elected in Amendment Section 2.5.a, then beginning as of the date specified in such Section, if the Plan is a money purchase pension plan, a target benefit plan, or any other defined contribution plan that has received a transfer of assets from a pension plan, a Participant who has attained age 62 and who has not separated from employment may elect to receive a distribution of his or her vested account balance (or in case of a transferee plan, of the transferred account balance).

ARTICLE X
QUALIFIED RESERVIST DISTRIBUTION

10.1                        401(k) distribution restrictions. If elected in Amendment Section 2.6, then effective as of the date specified in such Section, the Plan permits a Participant to elect a Qualified Reservist Distribution, as defined in this Article X.

10.2                        Qualified Reservist Distribution defined. A “Qualified Reservist Distribution” is any distribution to an individual who is ordered or called to active duty after September 11, 2001, if: (i) the distribution is from amounts attributable to elective deferrals in a 401(k) plan; (ii) the individual was (by reason of being a member of a reserve component, as defined in section 101 of title 37, United States Code) ordered or called to active duty for a period in excess of 179 days or for an indefinite period; and (iii) the Plan makes the distribution during the period beginning on the date of such order or call, and ending at the close of the active duty period.

ARTICLE XI
OTHER 401(k)/401(m) PLAN PROVISIONS

11.1                        Gap period income on distributed excess contributions and excess aggregate contributions. This Section applies to excess contributions (as defined in Code §401(k)(8)(B)) and excess aggregate contributions (as defined in Code §401(m)(6)(B)) made with respect to Plan Years beginning after December 31, 2007. The Plan administrator will not calculate and distribute allocable income for the gap period (i.e., the period after the close of the Plan Year in which the excess contribution or excess aggregate contribution occurred and prior to the distribution).

11.2                        Gap period income on distributed excess deferrals. With respect to 401(k) plan excess deferrals (as defined in Code §402(g)) made in taxable year 2007, the Plan administrator must calculate allocable income for the taxable year and also for the gap period (i.e., the period after the close of the taxable year in which the excess deferral occurred and prior to the distribution); provided that the Plan administrator will calculate and distribute the gap period allocable income only if the Plan administrator in accordance with the Plan terms otherwise would allocate the gap period allocable income to the Participant’s account. With respect to 401(k) plan excess deferrals made in taxable years after 2007, gap period income may not be distributed.

11.3                        Plan termination distribution availability. For purposes of determining whether the Employer maintains an alternative defined contribution plan (described in Treas. Reg. §1.401(k)-1(d)(4)(i)) that would prevent the Employer from distributing elective deferrals (and other amounts, such as QNECs, that are subject to the distribution restrictions that apply to elective deferrals) from a terminating 401(k) plan, an alternative defined contribution plan does not include an employee stock ownership plan defined in Code §§4975(e)(7) or 409(a), a simplified employee pension as defined in Code §408(k), a SIMPLE IRA plan as defined in Code §408(p), a plan or contract that satisfies the requirements of Code §403(b), or a plan that is described in Code §§457(b) or (f).

ARTICLE XII
QUALIFIED OPTIONAL SURVIVOR ANNUITY

12.1                        Right to Elect Qualified Optional Survivor Annuity. Effective with respect to Plan Years beginning after December 31, 2007, a participant who elects to waive the qualified joint and survivor annuity form of benefit, if offered under the Plan, is entitled to elect the “qualified optional survivor annuity” at any time during the applicable election period. Furthermore, the written explanation of the joint and survivor annuity shall explain the terms and conditions of the “qualified optional survivor annuity.”

12.2                        Definition of Qualified Optional Survivor Annuity.

a.                                      General. For purposes of this Article, the term “qualified optional survivor annuity” means an annuity:

(1)                                 For the life of the participant with a survivor annuity for the life of the spouse which is equal to the “applicable percentage” of the amount of the annuity which is payable during the joint lives of the Participant and the spouse, and

(2)                                 Which is the actuarial equivalent of a single annuity for the life of the participant.

Such term also includes any annuity in a form having the effect of an annuity described in the preceding sentence.

b.                                      Applicable percentage. For purposes of this Section, the “applicable percentage” is based on the survivor annuity percentage (i.e., the percentage which the survivor annuity under the Plan’s qualified joint and survivor annuity bears to the annuity payable during the joint lives of the participant and the spouse). If the survivor annuity percentage is less than 75 percent, then the “applicable percentage” is 75 percent; otherwise, the “applicable percentage” is 50 percent.

ARTICLE XIII
DIRECT ROLLOVER TO ROTH IRA

13.1                        Roth IRA rollover. For distributions made after December 31, 2007, a participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Code §408A(b).

ARTICLE XIV
QUALIFIED DOMESTIC RELATIONS ORDERS

14.1                        Permissible QDROs. Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order (“QDRO”) will not fail to be a QDRO: (i) solely because the order is issued after, or revises, another domestic relations order or QDRO; or (ii) solely because of the time at which the order is issued, including issuance after the annuity starting date or after the Participant’s death.

14.2                        Other QDRO requirements apply. A domestic relations order described in Section 14.1 is subject to the same requirements and protections that apply to QDROs.

ARTICLE XV
HEART ACT PROVISIONS

15.1                        Death benefits. In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code § 414(u)), the survivors of the Participant are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

15.2                        Benefit accrual. If the Employer elects in Amendment Section 2.7 to apply this Section 15.2, then for benefit accrual purposes, the Plan treats an individual who dies or becomes disabled on or after January 1, 2007 (as defined under the terms of the Plan) while performing qualified military service with respect to the Employer as if the individual had resumed employment in accordance with the individual’s reemployment rights under USERRA, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability.

a.                                      Determination of benefits. The Plan will determine the amount of employee contributions and the amount of elective deferrals of an individual treated as reemployed under this Section 15.2 for purposes of applying paragraph Code §414(u)(8)(C) on the basis of the individual’s average actual employee contributions or elective deferrals for the lesser of: (i) the 12-month period of service with the Employer immediately prior to qualified military service; or (ii) if service with the Employer is less than such 12-month period, the actual length of continuous service with the Employer.

15.3                        Differential wage payments. For years beginning after December 31, 2008, (i) an individual receiving a differential wage payment, as defined by Code §3401(h)(2), is treated as an employee of the employer making the payment, (ii) the differential wage payment is treated as compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code §414(u)(1)(C) by reason of any contribution or benefit which is based on the differential wage payment.

15.4                        Severance from employment. Notwithstanding Section 15.3(i), for purposes of Code §401(k)(2)(B)(i)(I), an individual is treated as having been severed from employment during any period the individual is performing service in the uniformed services described in Code §3401(h)(2)(A).

a.                                      Suspension of deferrals. If an individual elects to receive a distribution by reason of severance from employment, death or disability, the individual may not make an elective deferral or employee contribution during the 6-month period beginning on the date of the distribution.

b.                                      Nondiscrimination requirement. Section 15.3(iii) applies only if all employees of the Employer performing service in the uniformed services described in Code §3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code §3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code §§410(b)(3), (4), and (5)).

This Amendment has been executed this 9th day of January, 2012.

AdvancePierre Foods Inc.

/s/ Brian Hayden
EMPLOYER